UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020

BERGIO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-150029	27-1338257
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12 Daniel Road

East Fairfield, NJ 07004

(Address of principal executive offices) (Zip Code)

(973) 227-3230

Registrant’s telephone number, including area code:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01  Other Events.

Application for a 45-days extension of the filing deadline of the 10-Q.

Bergio International, Inc., (the “Company”), files this Current Report on Form 8-K ("Report") in reliance on the SEC Order dated March 25, 2020, Release No. 34-88465 (the “Order”). The purpose of this Report is to notify investors and the public at large of the Company’s likely inability to timely file a Quarterly Report on Form 10-Q for the First Quarter of the 2020 Fiscal Year ("Quarterly Report") due to circumstances related to the novel coronavirus and its related disease known as COVID-19.

In particular, COVID-19 has caused severe disruptions in client support, development and limited access to the Company’s books and records resulting in limited support from staff and professional advisors. This has, in turn, delayed the Company’s ability to conduct necessary work to finalize its financial statements which may otherwise impact the Company’s ability to complete its Quarterly Report. Notwithstanding the foregoing, the Company anticipates filing its Quarterly Report on or before June 29, 2020, which is within the 45-day period from the Report’s original filing deadline of May 15, 2020, provided by the Order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERGIO INTERNATIONAL, INC.

Date: May 14, 2020	By:	/s/ Berge Abajian
Name: Berge Abajian
Title: Chief Executive Officer